Exhibit 99.1
PlanetOut Inc. Receives Notice from Nasdaq Regarding Non-
Compliance with Minimum Market Value of Publicly Held Shares
SAN FRANCISCO, CA, August 11, 2008 — PlanetOut Inc. (Nasdaq: LGBT), a leading media and entertainment company exclusively focused on the gay and lesbian market, announced today that it received a notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market dated August 1, 2008, stating that, for the previous 30 consecutive trading days, PlanetOut has not maintained a minimum market value of $5,000,000 of publicly held shares (defined as total shares outstanding, less any shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding), as required for continued inclusion under Marketplace Rule 4450(a)(2) (the “Rule”). The notice further states that PlanetOut will be provided with 90 calendar days (or until October 30, 2008) to regain compliance. If, at anytime prior to October 30, 2008, the minimum market value of publicly held shares (as defined by the Rule) of PlanetOut’s common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, then PlanetOut will receive written notification from Nasdaq that it complies with the Rule.
If PlanetOut cannot demonstrate compliance with the Rule by October 30, 2008, the Nasdaq staff will provide written notification that PlanetOut’s securities will be delisted and, at that time, PlanetOut may appeal the determination to a Listing Qualifications Panel. The notice also states that, alternatively, PlanetOut may apply to transfer its securities to The Nasdaq Capital Market if PlanetOut satisfies inclusion requirements for that market. If PlanetOut submits the transfer application and pays the applicable listing fees by October 30, 2008, the initiation of the delisting proceedings will be stayed by Nasdaq staff pending review of the application.
PlanetOut intends to monitor the minimum market value of publicly held shares (as defined by the Rule) of its common stock between now and October 30, 2008. If its common stock does not trade at a level that is likely to regain compliance, PlanetOut’s board of directors will consider options available to PlanetOut, including applying to transfer PlanetOut’s securities to The Nasdaq Capital Market.
About PlanetOut Inc.
PlanetOut Inc. is a leading media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community.
PlanetOut’s digital media brands include Gay.com, PlanetOut.com, Advocate.com, Out.com, OutTraveler.com and HIVPlusMag.com. PlanetOut print media brands include The Advocate, Out, The Out Traveler and HIVPlus, as well as SpecPub, Inc. titles. Transaction services brands include e-commerce Web sites Kleptomaniac.com and BuyGay.com, and book publisher Alyson Publications.

PlanetOut, based in San Francisco with additional offices in New York and Los Angeles, offers advertisers access to what it believes to be the most extensive multi-channel, multi-platform network of gay and lesbian people in the world. For more information, please visit http://www.planetoutinc.com.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s plans to monitor compliance with Nasdaq’s minimum market value of publicly held shares rule and its consideration of transferring to The Nasdaq Capital Market, as well as statements containing the words “believes,” “anticipates,” “expects,” “intends” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the ability to achieve compliance with Nasdaq’s continued listing requirements, the company’s limited operating history and variability of operating results; competition; timing of product launches; success of its marketing efforts; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov.
Contact:
Karen Magee
PlanetOut Inc.
(415) 834-6500